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                                 Total Control Products, Inc. and Subsidiaries
                                       Computation of earnings per share


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
                                                            March 31,                                         October 31,
                                   --------------------------------------------------------------    ---------------------------
                                       1992        1993        1994           1995        1996            1995           1996
                                   ----------  ----------  ----------     ----------  -----------    ------------    -----------
COMPUTATION OF NET INCOME (LOSS)
   PER SHARE:

Net income (loss) available for
   common shareholders...........  $  229,000  $  173,000  $ (323,000)    $  514,000  $ (608,964)    $ (555,176)     $(7,352,477)
Interest on convertible debt,
   net of tax benefit............      10,800      10,800           - (a)     10,800           - (a)           - (a)          - (a)
                                   ----------  ----------  ----------     ----------  -----------    ------------    -----------
Net income adjusted for "as if
   converted" common stock
   equivalents...................  $  239,800  $  183,800  $ (323,000)    $  524,800  $ (608,964)    $ (555,176)     $(7,352,477)
                                   ----------  ----------  ----------     ----------  -----------    ------------    -----------
                                   ----------  ----------  ----------     ----------  -----------    ------------    -----------

Weighted average shares
   outstanding, exluding  SAB 83
   shares issued.................   2,912,535   2,912,535   3,332,402      4,544,678   4,622,076       4,622,076       4,662,735
Non-SAB 83 option grants
   (granted prior to 12/20/95)....          -           -           -  (a)     9,252           - (a)           - (a)          - (a)

Conversion of subordinated
   debentures.....................    407,240     407,240           -  (a)   407,240           - (a)           - (a)          - (a)
SAB 83 shares.....................  1,010,426   1,010,426   1,010,426      1,010,426   1,010,426       1,010,426       1,010,426
                                   ----------  ----------  ----------     ----------  -----------    ------------    -----------
Adjusted weighted average
   shares outstanding.............  4,330,201   4,330,201   4,342,828      5,971,596   5,632,502       5,632,502       5,673,161
                                   ----------  ----------  ----------     ----------  -----------    ------------    -----------
                                   ----------  ----------  ----------     ----------  -----------    ------------    -----------


Net income (loss) per share....... $     0.06  $     0.04  $    (0.07)    $     0.09  $    (0.11)    $     (0.10)    $    (1.30)
                                   ----------  ----------  ----------     ----------  -----------    ------------    -----------
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                                   COMPUTATION OF PRO FORMA NET INCOME (LOSS)
                                      PER SHARE:
                                   Pro forma net income (loss) as calculated on
                                      statement of operations.......................  $1,006,000                     $(2,386,581)
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                                   Weighted average shares outstanding..............   5,632,502                       5,673,161
                                   Dilutive options.................................      67,485                               -(a)
                                   Debt conversion..................................     407,240                         368,455
                                                                                      -----------                    ------------

                                   Pro forma weighted average shares outstanding....   6,107,227                       6,041,616
                                                                                      -----------                    ------------
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                                   Pro forma net income (loss) per share............  $     0.16                     $     (0.40)
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(a)  Not considered in earnings per share calculation as effect would be anti-dilutive.